                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") is being made as of this 1st day of June, 1996 between InnoPet Brands Corp. (formerly known as InnoPet Products Corp.), a Delaware corporation (the "Company"), having its principal offices at One East Broward Boulevard, Ft. Lauderdale, Florida, and Linda Duke (the "Employee"), an individual residing at 633 N.E. 9th Avenue, #3, Ft. Lauderdale, Florida 33304.

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company as its Director of Operations upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Nature of Employment; Term of Employment. The Company hereby employs Employee and Employee agrees to serve the Company as its Director of Operations upon the terms and conditions contained herein, for a term commencing as of June 1, 1996 and continuing until the end of business on May 31, 1999, (the "Employment Term"). This Agreement will automatically renew for one additional term of one year if notice of termination is not given by either party at least forty-five (45) days prior to the end of the Employment Term.

                  2. Duties and Powers as Employee. During the Employment Term, Employee agrees to devote all of her full working time, energy, and efforts to the business of the Company. The Employee's duties shall include, without limitation, those involving any of the operations of the Company and which are assigned to her by any of the other officers of the Company and related areas of responsibility. In performance of her duties, Employee shall be subject to the direction of the Chief Executive Officer of the Company. Employee shall be available to travel as the needs of the business require.

                  3. Compensation.

                           (a) As compensation for her services hereunder, the
Company shall pay Employee a salary, payable in equal semi-monthly installments, at the annual rate of $65,000. Additionally, Employee shall participate in the present or future employee benefit plans of the Company provided that she meets the eligibility requirements therefor.

                           (b) Employee shall be eligible to receive raises each
year of the Employment Term at a minimum to reflect cost of living increases, if any, and merit raises, subject to satisfactory performance as determined by the Board of Directors.

                           (c) Upon execution of this Agreement and the Note,
defined below, the Employee shall purchase 34,797 shares (the "Shares") of common stock of the Company at a purchase price of $111,350. The Shares shall be purchased by a note (the "Note") in the form attached hereto as Exhibit A. The Employee shall also execute a Stock Subscription and Security Agreement and a proxy in the forms attached hereto as Exhibit B and C, respectively.

                           (d) The Shares shall be held by the Company as
security for the repayment of the Note. The Company shall hold the Shares until the Note is repaid in full. The Employee shall also execute a stock power with respect to such shares in the firm attached hereto as Exhibit D.

                  4. Expenses; Vacations. Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of her duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Employee shall be entitled to thirty (30) days paid vacation time in accordance with then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors.

                  5. Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of her duties hereunder, or the other rights of the Company hereunder; and (b) Employee is under no physical or mental disability that would hinder her performance of duties under this Agreement.

                  6.   Non-Competition.

                           (a) The Employee agrees that during the Employment
Term she will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member or partner of, any other business or organization that is or shall then be competing with the Company.

                           (b) If this Agreement is terminated pursuant to
Section 9(a), 9(c) or 9(e), Employee, for a period of six (6) months from the date of termination, shall not, directly or indirectly, be engaged in the marketing or manufacturing of (i) any form of pet food for cats, dogs, puppies or kittens; or (ii) any products for cats, dogs, puppies or kittens similar to those that she worked on or had knowledge of during the Employment Term.

                           (c) If this Agreement is terminated pursuant to
Section 9(b), Employee, for a period of six (6) months from the date of termination, shall not, directly or indirectly, compete with or be engaged in the same business as the company, or be employed by, or act as consultant, or be a director, officer, employee, owner, agent, member or partner of, any business or organization which, at the time of such termination, competes with or is engaged in the same business as the Company. At the end of this period, Employee, for a period of six (6) months thereafter, shall not, directly or indirectly, be engaged in the marketing or manufacturing of (i) any pet food to be given to cats, dogs, puppies or kittens; or (ii) any products for cats, dogs, puppies or kittens similar to those that he worked on or had knowledge of during the Employment Term.

                  7. Inventions; Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee now or hereafter during the period she is employed by the Company under this Agreement may, directly or indirectly, own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all such assignments and other documents and take all such other action as the

Company may reasonably request in order to vest in the Company all his right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

                  8. Confidential Information. All confidential information which Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period she is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by her to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

                  9. Termination.

                           (a) Notwithstanding anything herein contained, if on
or after the date hereof and prior to the end of the Employment Term, Employee is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within ten
(10) days after commission thereof. In the event that this Agreement is terminated "For Cause", pursuant to Section 9(a), then Employee shall be entitled to receive only her salary at the rate provided in Section 3 to the date on which termination shall take effect.

                           (b) In the event that Employee, prior to the end of
the Employment Term, is terminated by the Company other than pursuant to Section 9(a) hereof, she shall be entitled to receive three (3) months of her annual salary at the rate provided in Section 3 (the "Severance Payment"). The Severance Payment shall be paid by the Company in three (3) equal installments beginning thirty (30) days after the date of termination and every thirty (30) days thereafter until fully paid. The date of termination shall be specified in a notice of termination to be provided by the Company.

                           (c) In the event that Employee shall be physically or
mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six (6) consecutive calendar months, then this Agreement shall terminate upon 90 days' written notice to Employee, and no further compensation shall be payable to Employee, except as may otherwise be provided under any disability insurance policy.

                           (d) In the event that Employee shall die, then this
Agreement shall terminate on the date of Employee's death, and no further compensation shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument.

                           (e) The Employee may terminate this Agreement on
sixty (60) days notice. If the Employee terminates this Agreement pursuant to this Section 9(e) she shall not be entitled to receive any Severance Payment.

                           (f) Nothing contained in this Section 9 shall be
deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

                10. Merger, Etc. In the event of a future disposition of the properties and business of the Company, as or substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation; and upon such assignment Employee's rights and obligations hereunder shall continue with the same force and effect as if such acquiring or surviving corporation had ab initio been a party hereto in lieu and stead of InnoPet Brands Corp.

                  11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

                12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Daniel I. DeWolf, Esq. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                15. Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 10.

                  16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Florida, without given effect to the rules governing the conflicts of laws.

                18. Termination of Contract with InnoPet Inc. The Employee acknowledges that her employment agreement with InnoPet Inc. is terminated, except that any options (the "Options") granted thereunder to the Employee will continue to exist and be subject to the terms of any vesting schedule contained therein. The Employee also releases InnoPet Inc. from all liabilities and claims, if any, under such employment agreement. The Company acknowledges that it has no rights or claims to any of the Options.

                IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                              INNOPET BRANDS CORP.

                              By:________________________________________
                                 Name: Marc Duke
                                 Title:    CEO

                              ___________________________________________
                                         LINDA DUKE

                                    EXHIBIT A

                                 PROMISSORY NOTE

Amount: $__________                                    Ft. Lauderdale, Florida
Interest Rate: 5.75%                                              June 1, 1996

                  FOR VALUE RECEIVED, the undersigned, ________________________

------------------------------------------------------------------------------
("Maker"), promises to pay to the order of InnoPet Brands Corp. (formerly known as InnoPet Products Corp.), a Delaware corporation ("Payee"), at One East Broward Boulevard, Ft. Lauderdale, Florida 33301, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the sum of

-------------------------------------------------------------------------------
Dollars ($____________) plus interest from the date of this Note on the unpaid balance. All payments of principal and interest are to be made as set forth below without setoff or counterclaim. Maker further agrees as follows:

Section 1. Interest Rate.

                  (a) Interest shall accrue at a rate equal to five and three-quarters percent (5.75%) per annum.

                  (b) Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. After maturity (whether by acceleration or otherwise, and before as well as after judgments), all unpaid principal and interest shall bear interest until it is paid at a rate equal to the highest rate allowed by law. Section 2. Payments.

                  (a) Together with each payment of principal of this Note there shall also be due and payable and paid the amount of accrued unpaid interest on said payment. All references herein to the unpaid portion of this Note shall be deemed and treated as referring to and

                                    EXH. A-1
including both the then unpaid principal of this Note and the then accrued unpaid interest thereon. The unpaid portion of the Note may be paid in dollars or in property, including, without limitation, all or any part of the Shares, as defined below. If the Note is paid by Shares then their value shall be equal to their Fair Market Value, as defined herein. Fair Market Value shall mean the average closing bid price as reported by the Nasdaq SmallCap Market (or such other exchange or quotation system that is the then primary forum for trading the Shares) for the five (5) trading days immediately preceding the day payment of the Note is made by presentment of the Shares provided, however, that in no event shall the Shares be deemed to have a Fair Market Value of less than $1.55 per share.

                  (b) Upon the sale of any shares of common stock (the "Shares") of Payee issued originally by Payee to Maker against delivery to Payee of this Note, and upon receipt by Payee of the proceeds from such sale, the Maker shall promptly pay to Payee an amount equal to $3.20 per share sold and the then unpaid portion of this Note shall be correspondingly reduced.

                  (c) The then unpaid portion of this Note shall be due and payable on June 1, 1999.

                  (d) Maker shall have the right to prepay the unpaid portion of this Note in full or in part at any time, without premium or penalty. All prepayments shall be applied first to the then accrued unpaid interest and then to the unpaid principal.

Section 2. Security.

                  This Note is secured by the Shares owned by the Maker.

                                    EXH. A-2

Section 3. Recourse.

                  Until June 1, 1998, the obligations of the Maker under this Note shall be recourse against the Maker. Thereafter, the obligations of the Maker under this Note shall be non-recourse and the Payee's sole recourse for payment of this Note shall be the Shares (or any other property then pledged as security for repayment of the Note).

Section 4. Default.

                  It shall be an event of default ("Event of Default"), and the then unpaid portion of this Note shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

                  (a) any failure on the part of Maker to make any payment hereunder when due, whether by acceleration or otherwise, and the continuation of such failure for a period of ten (10) days after written notice thereof from Payee;

                  (b) any failure on the part of Maker to keep or perform any of the terms or provisions (other than payment) of this Note or the Stock Subscription and Security Agreement executed herewith, or any amendments thereof, and the continuation of such failure for more than ten (10) days after written notice thereof from Payee.

                  (c) any failure on the part of Maker to pay any debt within sixty (60) days of its due date (except where contested in good faith);

                  (d) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt,

                                    EXH. A-3
moratorium or similar law or statute;

                  (e) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against him, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

                  (f) Maker consents to or suffers the appointment of a receiver, trustee or custodian of any substantial part of his assets that is not vacated within thirty (30) days;

                  (g) any information furnished to Payee by or on behalf of Maker shall be false or misleading in any material respect.

Section 5. Jurisdiction and Service of Process.

                  Maker irrevocably consents to the jurisdiction of the courts of the State of Florida and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or a breach of this Note. Maker waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note brought in the State of Florida, and further irrevocably waives, to the full extent permitted by law, any claim that any such action or proceeding brought in such State has been brought in an inconvenient forum. In any such action or proceeding, Maker waives, to the full extent permitted by law, personal service of any summons, complaint, or other process and agrees that service thereof may be made on Maker by certified or registered U.S. mail or by personal delivery. Within thirty (30) days after

                                    EXH. A-4
such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding Maker shall appear or answer such summons, complaint, or other process. Should Maker so served fail to appear or answer within such thirty (30)-day period or such extended period, as the case may be, Maker shall be deemed in default and judgment may be entered by Payee against Maker for the amount as demanded in any summons, complaint, or other process so served.

Section 6. Waivers.

                  (a) Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

                  (b) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

                  (c) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid portion of this Note at any time in accordance with the terms of this Note.

                  (d) In any action or proceeding arising out of or relating to this Note, Maker waives (to the full extent permitted by law) all right to a trial by jury or to plead as a defense

                                    EXH. A-5
any statute of limitations or any other similar law or equitable doctrine.

Section 7. Collection Costs.

                  Maker will upon demand pay to Payee the amount of any and all reasonable costs and expenses, including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the following:
(i) the enforcement of this Note; and (ii) the enforcement of payment of all obligations of Maker by any action or participation in, or in connection with, a case or proceeding under Chapters 7, 11, or 13 of the Bankruptcy Code, or any successor statute thereto.

Section 8. Assignment of Note.

                  Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever without the prior written consent of Payee which shall not be unreasonably withheld. The Note may be assigned at any time by Payee . Maker agrees not to assert against any assignee of this Note any claim or defense which Maker may have against any assignor of this Note.

Section 9. Miscellaneous.

                  (a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

                  (b) This Note shall be governed by, and construed in accordance with, the laws

                                    EXH. A-6
of the State of Florida, without giving effect to such state's principles of conflict of laws.

                  (c) Subject to Section 8, the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

                  (d) If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

                  (e) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:

                  Payee: InnoPet Brands Corp.
                          One East Broward Boulevard
                          Ft. Lauderdale, Florida 33301
                          Attention: CEO

                  Maker: _____________________________

                         _____________________________

                         _____________________________

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

                  (f) Time is of the essence under this Note.

                                    EXH. A-7

                  IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                              (Sign)
                                              ----------------------------------
                                              Print Name:
                                              Print SS#:________________________




                                    EXH. A-8

                                    EXHIBIT B

                    STOCK SUBSCRIPTION AND SECURITY AGREEMENT

                                  June 1, 1996

To:  InnoPet Brands Corp.

                  _______________ (the "Subscriber") hereby subscribes for
___________ shares (the "Shares") of common stock, par value $.01 per share, of InnoPet Brands Corp (the "Company").

                  Subscriber hereby agrees, represents, and warrants that:

                           (1) Subscriber is acquiring such shares for
Subscriber's own account for investment purposes only and not with a view to the distribution or resale thereof;

                           (2) By virtue of its position, Subscriber has access
to the same kind of information which would be available in a registration statement filed under the Securities Act of 1933;

                           (3) Subscriber is a sophisticated investor;

                           (4) Subscriber understands that it may not sell or
otherwise dispose of such shares in the absence of either a registration statement under the Securities Act of 1933 or an exemption from the registration provisions under the Securities Act of 1933; and

                           (5) The certificates representing such shares may
contain a legend to the effect of (4) above.

                           (6) Subscriber grants the Company a security interest
in the Shares to secure the repayment of a certain note (the "Note") used to purchase the Shares. The Subscriber agrees that the Company shall hold the Shares until the Note is paid in full, except that upon written demand of the Subscriber, his estate or heirs to release all or any part of the Shares to effect a sale of such Shares by the Subscriber, his estate or heirs, the Company shall immediately deliver the number of Shares requested to be released to the transfer agent in escrow so that such sale may occur. The Company shall have a security interest in the proceeds of the such sale to the extent set forth in the Note until such proceeds are applied in accordance with the terms of the Note. If the sale does not occur the Shares shall be immediately returned to the Company as security for the repayment of the Note. The Subscriber agrees to execute a stock power in blank

                                    EXH. B-1
with respect to the Shares and that the Company shall also hold such stock power.

                                                 (Sign)
                                                 --------------------------
                                                 Print Name:
                                                 SS#:

Agreed to and Accepted:

INNOPET BRANDS CORP.

------------------------------
Name:  Marc Duke
Title:   CEO



                                    EXH. B-2

                                    EXHIBIT C

                                IRREVOCABLE PROXY

                  ____________________ (the "Employee"), a stockholder of InnoPet Brands Corp., hereby irrevocably appoints Marc Duke as proxy and attorney-in-fact, with right of substitution, and hereby authorizes him to represent and vote in his discretion ______________________________ shares of common stock of InnoPet Brands Corp. owned by Employee at all shareholders meetings, or any adjournment or adjournments thereof. This proxy is irrevocable and shall remain in full force and effect until May 31, 1999.

Dated:  June 1, 1996

                                                  (Sign)
                                                  ------------------------------
                                                  Print Name:

                                    EXH. C-1

                                    EXHIBIT D

                                   STOCK POWER

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto INNOPET BRANDS CORP. shares of Common Stock of the INNOPET BRANDS CORP. standing in its name on the books of said Corporation represented by Certificate(s) No.(s). herewith, and do hereby irrevocably constitute and appoint ____________________ attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:  June 1, 1996

                                              (Sign)
                                              ----------------------------------
                                              Print Name:

                                    EXH. D-1